     As Filed With The Securities And Exchange Commission on June 13, 1996
                                       Registration Statement No. 33-
  =============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549
                            ---------------------
                                  FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                            _____________________

                           COGNITRONICS CORPORATION

             (Exact name of registrant as specified in its charter)

         New York                                      13-1953544
      (State or other jurisdiction of               (IRS Employer
       incorporation or organization)                Identification No.)

                              3 Corporate Drive
                      Danbury, Connecticut  06810-4130
  (Address, including Zip Code, of Registrant's Principal Executive Offices)
                            _____________________

                            1990 STOCK OPTION PLAN
                           (Full Title of the Plan)
                            _____________________

                               Harold F. Mayer
                          Cognitronics Corporation
                              3 Corporate Drive
                      Danbury, Connecticut  06810-4130
                               (203) 830-3400

         (Name, Address, including Zip Code, and Telephone Number,
                including Area Code, of Agent for Service)
                            _____________________

                                   Copy to:
                            EDWARD S. DAVIS, ESQ.
                          Hughes Hubbard & Reed LLP
                            One Battery Park Plaza
                       New York, New York  10004-1482
  =============================================================================
                       CALCULATION OF REGISTRATION FEE
  =============================================================================
  Title of                 Proposed          Proposed
  Securities   Amount      Maximum           Maximum         Amount of
  to be        to be       Offering          Aggregate       Registration
  Registered   Registered  Price per Share*  Offering Price*    Fee
  _____________________________________________________________________________
  Common
  Stock
  Par Value
  $.20         450,000     $4.9688           $2,235,960      $771.02
  =============================================================================
  *Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price of the Registrant's Common Stock as reported on the American Stock Exchange on June 10, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  INFORMATION INCORPORATED BY REFERENCE

  Pursuant to General Instruction E of the Form S-8 Registration Statement under the Securities Act of 1933, the contents of Registration Statement No. 33-42544, registering the original issuance of securities pursuant to the 1990 Stock Option Plan, and all amendments thereto, are hereby in-corporated by reference.

  Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

  Edward S. Davis, a member of the Board of Directors of the Company, is a partner in the law firm of Hughes Hubbard & Reed LLP, which rendered the legal opinion as to the legality of the securities being registered included as Exhibit 5.1 hereto.

  Item 8.  EXHIBITS.

  5.1 Opinion of Hughes Hubbard & Reed LLP as to the legality of the securities being registered
  23.1     Consent of Ernst & Young LLP
  23.2     Consent of Counsel (included in Exhibit 5.1)
  24.1     Power of Attorney

                                 SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this regi-stration statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Danbury, State of Connecticut, on June 12, 1996.

                                              COGNITRONICS CORPORATION

                                              By /S/ Harold F. Mayer
                                              --------------------------
                                              Harold F. Mayer, Secretary

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian J. Kelley, Harold F. Mayer, Garrett Sullivan and Edward S. Davis his true and lawful attorneys-in-fact and agents, each acting alone, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with all exhibits thereun-to and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                     Capacity                       Date

  (i) Principal Executive Officer:

      /S/Brian J. Kelley
      -------------------------     President and Chief         June 12, 1996
      Brian J. Kelley               Executive Officer

  (ii) Principal Financial and
       Accounting Officer:

      /S/ Garrett Sullivan
      -------------------------     Treasurer and Chief         June 12, 1996
      Garrett Sullivan              Financial Officer


  (iii) A Majority of the Board of Directors:

      /S/ Edward S. Davis                                       June 12, 1996
      -------------------------
      Edward S. Davis

      /S/ Brain J. Kelley                                       June 12, 1996
      -------------------------
      Brian J. Kelley

      /S/ Jack Meehan                                           June 12, 1996
      -------------------------
      Jack Meehan


      -------------------------
      William A. Merritt

      /S/ Timothy P. Murphy                                     June 12, 1996
      -------------------------
      Timothy P. Murphy

      /S/ David H. Shepard                                      June 12, 1996
      -------------------------
      David H. Shepard

      /S/ Roy A. Strutt                                         June 12, 1996
      -------------------------
      Roy A. Strutt

                               INDEX TO EXHIBITS


  Exhibit                                                   Sequentially
  Number                Description                         Numbered Page


  5.1         Opinion of Hughes Hubbard & Reed LLP as to the      5
              legality of the securities being registered

  23.1        Consent of Ernst & Young LLP                        6

  23.2        Consent of Counsel                            Included herein
                                                            in Exhibit 5.1

  24.1        Power of Attorney                             Included herein
                                                            at Signature page

                                                         Exhibit 5.1


  June 11, 1996


  Cognitronics Corporation
  3 Corporate Drive
  Danbury, CT  06810

  Dear Sirs:

  You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Cognitronics Corporation (the "Company"), under which the offer and sale of 450,000 shares of Common Stock, par value $0.20 per share (the "Common Stock"), of the Company is to be registered in connection with the Company's 1990 Stock Option Plan (the "Plan").

  In this connection, and as a basis for the opinion expressed below, we have examined and relied upon originals or copies, certified or otherwise identi-fied to our satisfaction, of such documents, corporate records, certificates and other instruments including resolutions adopted by the Board of Directors of the Company on March 4, 1993, May 18, 1994, March 5, 1996 and May 9, 1996 (the "Resolutions"), and we have made such examination of law as we have deemed necessary or appropriate for the purposes of this opinion.

  The law covered by the opinion set forth below is limited to the laws of the State of New York.

  Based upon the foregoing, assuming that any acceleration of vesting by the Compensation Committee is, as required by the Plan, in return for reasonable benefits to the Company, it is our opinion that the 450,000 shares of Common Stock, when issued in accordance with the terms of the Plan and the Resolu-tions, will be legally issued, fully paid and (subject to Section 630 of the New York Business Corporation Law) nonassessable. The ten largest sharehold-ers of a New York corporation, no shares of which are listed on a national securities exchange or regularly quoted in an over-the-counter market by one or more members of a national or an affiliated securities association, may be personally liable, jointly and severally, under Section 630 of the New York Business Corporation Law, for certain payments due to employees of the corpo-ration.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


  Very truly yours,



  /S/ Hughes Hubbard & Reed LLP
  Hughes Hubbard & Reed LLP

                                                         Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cognitronics Corporation 1990 Stock Option Plan of our report dated March 13, 1996, with respect to the consolidated finan-cial statements of Cognitronics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                          /S/ Ernst & Young LLP
                                          ERNST & YOUNG LLP



  Stamford, Connecticut
  June 11, 1996